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                                                                     EXHIBIT 1.1
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                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                            ----------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "THE NAVELLIER PERFORMANCE FUNDS", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF OCTOBER, A.D. 1995, AT 1 O'CLOCK P.M.

                           [SEAL]         /s/ EDWARD J. FREEL
                                          -----------------------------------
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION:  7683629

                                          DATE:  10-23-95
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                              CERTIFICATE OF TRUST
                              --------------------

                        THE NAVELLIER PERFORMANCE FUNDS
                        -------------------------------

     The undersigned, constituting all the members of the Board of Trustees of The Navellier Performance Funds (the "Trust"), in order to form a Delaware business trust pursuant the provisions of the Delaware Business Trust Act (12 Del.C. Section 3801 et seq.), do hereby certify the following:

     1.  The name of the Delaware business trust is

                        THE NAVELLIER PERFORMANCE FUNDS

     2. The registered office of the Trust in Delaware is the The Company Corporation, Corporation Trust Centre, 201 North Walnut, County of New Castle, Wilmington, Delaware 19801.

     3. Prior to the issuance of beneficial interests, the Trust will become a registered investment company under the Investment Company Act of 1940, as amended.

     4. The registered agent for service of process on the Trust is the The Company Corporation, Three Christiana Centre, 201 North Walnut, County of New Castle, Wilmington, Delaware 19801.

     5. This Certificate of Trust shall be effective the date it is filed with the Office of the Delaware Secretary of State.

     6. Section 3804 (a) of the Delaware Business Trust Act shall apply to limit the liabilities of any Series of this Trust solely to the liabilities, debts, obligations, and expenses incurred, contracted for, or otherwise existing, incurred, or accrued with respect to that Series and shall only be enforceable against the assets of that particular Series and not against the assets of the business trust generally.

     IN WITNESS WHEREOF, the undersigned Trustees of The Navellier Performance Funds have executed this Certificate of Trust as of the 17th day of October, 1995.



/s/ LOUIS G. NAVELLIER             /s/ JACQUES DELACROIX
-----------------------------      ---------------------------
Louis G. Navellier, Trustee        Jacques Delacroix, Trustee


/s/ BARRY SANDER                   /s/ ARNOLD LANGSEN
-----------------------------      ---------------------------
Barry Sander, Trustee              Arnold Langsen, Trustee


/s/ JOEL ROSSMAN
-----------------------------
Joel Rossman, Trustee


                                                             [SEAL]
                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 01:00 PM 10/17/1995
                                                      950238505 -- 2553256